Exhibit 5.3

LAW OFFICE

DANIEL R. SHEMKE, P.C.

214 S. MAIN ST.

SUITE 206

ANN ARBOR, MICHIGAN 48104

DAN.SHEMKE@DSHEMKE.COM

(734) 663-4333

(734) 663-9772 (FAX)

August 4, 2015

Headwaters Incorporated

10701 South River Front Parkway, Suite 300

Suite 300

South Jordan, Utah 84095

Re:                             Registration Statement Form S-3 of Headwaters Incorporated

Ladies and Gentlemen:

We have acted as Michigan counsel to Tapco International Corporation, a Michigan corporation (the “Company”), in connection with the Registration Statement Form S-3 (the “Registration Statement”) to be filed by Headwaters Incorporated, a Delaware corporation (the “Issuer”), the Company and the other registrant guarantors named therein with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance by the Issuer of an unlimited number of one or series of debt securities (the “Securities”) and the issuance by the Company of guarantees of the Securities (each a “Guaranty” and collectively, the “Guarantees”). As described in the Registration Statement, the Securities and the Guarantees may be issued from time to time in one or more offerings.

In arriving at the opinions expressed below, we have examined and relied on the original, or a copy, certified or otherwise, represented to us to be an execution copy thereof, of each of the following documents:

(a)                                 the unexecuted Indenture in the form of Exhibit 4.1 to the Registration Statement (the “Indenture”);

(b)                                 a copy of the Articles of Incorporation of the Company filed with the Secretary of State of Michigan (the “Articles”);

(c)                                  a copy of the Company Bylaws (“Bylaws”); and

(d)                                 a copy of the Certificate made on behalf of the Company on or about even date herewith by one of its duly elected officers (the “Certificate”).

We have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document

(other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have also assumed that:

(i)                                     all facts set forth in official public records and certificates supplied by public officials or otherwise conveyed to us by public officials are and remain at all material times complete, true and accurate;

(ii)                                  each natural person who is a signatory to any of the documents examined by us possessed the legal capacity to do so at the time of signing;

(iii)                               none of the documents, original or copies of which we have examined has been amended; and

(iv)                              that each of the documents examined by us has been delivered and exchanged among the respective parties following signing by the parties.

We have not participated in the preparation of any offering material relating to the Company and assume no responsibility for the contents of any such material.

This opinion is limited to the laws (including rules, regulations and orders issued thereunder) of the State of Michigan as are currently in effect, and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, in our opinion:

1.                                      The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Michigan, and has the corporate power and authority to execute and deliver the Indenture and to perform the obligations imposed upon it by the Indenture. For the purposes of this opinion, “good standing” shall mean that as of the date hereof, the Company (a) has filed all reports due the Michigan Secretary of State, (b) paid all fees, taxes and penalties due and owing to the Michigan Secretary of State, (c) has not been administratively dissolved by administrative action of the State of Michigan, and (d) has not filed Articles of Dissolution.

2.                                      The Company possesses the corporate power and authority to execute, deliver and grant the Guarantees and to perform its obligations under the Indenture related thereto.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(a)                                 Our opinions in paragraph no. 1 above as to the valid existence and good standing of the Company is based solely upon our review of a Certificate of Good Standing as to the Company issued by the State of Michigan on August 4, 2015.

(b)                                 There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein. All parties have complied with any requirement of good faith, fair dealing and conscionability.

(c) This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

We understand that you will rely as to matters of Michigan law, as applicable, upon this opinion in connection with the matters set forth herein. In addition, we understand that Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”) will rely as to matters of Michigan law, as applicable, upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Pillsbury’s relying as to matters of Michigan law, as applicable, upon this opinion.  We further consent to the filing of this opinion as an Exhibit or a portion thereof to the Registration Statement.

The opinions expressed herein are as of the date hereof (and not as of any other date), and we undertake no obligation to amend or supplement such opinions after the date hereof, notwithstanding that facts and circumstances may come to our attention or changes in the law occur after the effective date of the Registration Statement, which could affect such opinions.

Except as otherwise provided herein, this opinion may not be used, quoted from or relied upon by any other person without our prior written consent.

Sincerely,

DANIEL R. SHEMKE, P.C.

/s/ Daniel Shemke
By:	Daniel R. Shemke
Its:	President

DRS/ksta